CONFIRMING STATEMENT

This Statement confirms that the undersigned has authorized and designated
DIANE L. KELLEHER and R. BLAIR REYNOLDS, or either of them, to execute and file on behalf of the undersigned all Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the
United States Securities and Exchange Commission as a result of the undersigned?s ownership of, or transactions in, securities of AMERICANWEST
BANCORPORATION. Unless earlier revoked by the undersigned in writing, the authority granted pursuant to this Statement shall continue until such time as the undersigned is no longer required to file Forms 3, 4 or 5 with regard to securities of AMERICANWEST BANCORPORATION. The undersigned
understands and acknowledges that neither of the authorized persons set forth above nor AMERICANWEST BANCORPORATION is assuming any
responsibility of the undersigned to comply with Section 16 of the Securities
Exchange Act of 1934.

Dated this _6th_____ day of ___June____________, 2005__.

/s/ R. Blair Reynolds
_______________________________________

Print Name: __R. Blair Reynolds_________